                                                                    EXHIBIT A
                                                                    ---------

HARMON INDUSTRIES, INC.
FORM 10-K
DECEMBER 31, 1995

COMPUTATION OF EARNINGS PER SHARE (INSTRUCTION H(g))

Computation of the average number of shares of Common Stock outstanding for the three months ended December 31, 1995, 1994 and 1993.

                                       (1)              (2)              (3)                   (4)
                                                                                       Average number of
                                                                                       shares outstanding
                                                                                       as shown on
                                                                                       consolidated statements
                                    Shares of         Number                           of operations (3)
                                    common            of days         Share days       divided by number
                                    stock             outstanding     (2 X 1)          of days in period
                                    ---------         -----------     -----------      -----------------------
         1995

October 1 - December 31             6,805,626                  92     626,117,592

Equivalent shares under
 the Company's bonus plan               2,698                  92         248,189

Equivalent shares under the
 Company's option plans                25,461                  92       2,342,412

                                                                      628,708,193              6,833,785
                                                                      -----------              ---------
                                                                      -----------              ---------

         1994
October 1 - December 31             6,459,052                  92     594,232,784

Equivalent shares under
 the Company's bonus plan               2,110                  92         194,118

Options exercised                       8,500                   4          34,000
                                        2,200                   2           4,400

Equivalent shares under the
 Company's option plans                97,880                  92       9,004,960

Shares issued in acquisition          260,000                  12       3,120,000
                                                                      -----------
                                                                      606,590,262              6,593,372
                                                                      -----------              ---------
                                                                      -----------              ---------

         1993

October 1 - December 31             6,263,337                  92     576,227,004

Equivalent shares under
 the Company's bonus plan               2,559                  92         235,394

Options exercised                       1,000                  87          87,000
                                       30,000                  68       2,040,000
                                       15,200                  60         912,000
                                        8,000                  18         144,000
                                        1,000                  12          12,000
                                        1,500                  11          16,500
                                        7,400                   5          37,000
                                        1,000                   4           4,000

Equivalent shares under the
 Company's option plans               242,203                  92      22,282,676
                                                                      -----------
                                                                      601,997,574              6,543,452
                                                                      -----------              ---------
                                                                      -----------              ---------

Computation of the average number of shares of Common Stock outstanding for the twelve months ended December 31, 1995, 1994 and 1993.

        1995

Quarter 1 weighted average         6,814,783
Quarter 2 weighted average         6,823,650
Quarter 3 weighted average         6,837,112
Quarter 4 weighted average         6,833,785
                                  ----------
                                                       Divided by
                                  27,309,330           4 Quarters =         6,827,333
                                  ----------                                ---------
                                  ----------                                ---------

        1994

Quarter 1 weighted average         6,551,192
Quarter 2 weighted average         6,558,527
Quarter 3 weighted average         6,563,411
Quarter 4 weighted average         6,593,372
                                  ----------
                                                       Divided by
                                  26,266,502           4 Quarters =         6,566,626
                                  ----------                                ---------
                                  ----------                                ---------

        1993

Quarter 1 weighted average         5,623,334
Quarter 2 weighted average         6,146,910
Quarter 3 weighted average         6,532,649
Quarter 4 weighted average         6,543,452
                                  ----------
                                                       Divided by
                                  24,846,345           4 Quarters =         6,211,586
                                  ----------                                ---------
                                  ----------                                ---------

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